UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    September 10, 2004

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 10, 2004, Tucows Inc. entered into an Extension Agreement to the Lease between 707932 Ontario Limited and Tucows International Corporation, dated December 10, 1999 (the “Lease”).  The Extension Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The Extension Agreement, among other things:

•                  extended the term of the Lease for a period of seven years commencing on January 1, 2005 and terminating on December 31, 2011;

•                  increased the original leased space by 8,511 square feet (the “Additional Space”);

•                  initially decreased the Basic Rent, as defined in the Lease, for the original leased space from the current $14 per square foot to $12 per square foot in the first year of the extension, with such Basic Rent increasing annually by $.50 so that it shall be $15 per square foot in the last year of the extension; and

•                  created a rent free period during which the tenant is not required to pay any Basic Rent or Additional Rent, as defined in the Lease, on the original leased space or the Additional Space for a period of six months during the extended term.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit Number	Exhibit

10.1	Extension Agreement among 707932 Ontario Limited and Tucows Inc. and Tucows.com Co. and Tucows International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Elliot Noss
Elliot Noss
President and Chief Executive Officer

Dated: September 17, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Extension Agreement among 707932 Ontario Limited and Tucows Inc. and Tucows.com Co. and Tucows International Corporation.